                                                                EXHIBIT 10.17


                         CONTINGENT PAYMENT AGREEMENT

          CONTINGENT PAYMENT AGREEMENT, dated as of July 2, 1998 (this "Agreement"), made by JUST FOR FEET, INC., a Delaware corporation ("JFF"), for
 ---------                                                          ---
the benefit of Banque Nationale de Paris ("BNP"), for itself and as agent for
                                           ---
itself and for Merrill Lynch Senior Floating Rate Fund, Inc., Merrill Lynch Prime Rate Portfolio and Merrill Lynch Debt Strategies Portfolio (collectively, the "Senior Lenders"), and, subject to the limitations provided herein, for the
     --------------
benefit of the PERSONS OR ENTITIES LISTED ON SCHEDULE I HERETO (the "Subordinated Lenders" and, together with the Senior Lenders, the "Contingent
 --------------------                                              ----------
Payment Beneficiaries").
---------------------

                                   RECITALS

          WHEREAS, JFF and Sneaker Stadium, Inc., a Delaware corporation (the "Company"), have entered into an Agreement and Plan of Merger, dated as of July
 -------
2, 1998 (the "Merger Agreement"), pursuant to which, concurrently with the
              ----------------
execution and delivery of this Agreement, a wholly-owned subsidiary of JFF is being merged with and into the Company, with the Company being the surviving entity (the "Merger");
             ------


          WHEREAS, effective concurrently with the effectiveness of the Merger, the Company has restructured the credit facility provided for pursuant to its Credit Agreement, dated as of January 17, 1997, between the Company and BNP, as Initial Lender, Agent and Collateral Agent (the "BNP Credit Facility"), and all
                                                 -------------------
amounts outstanding under the secured credit facility provided for pursuant to the Credit Agreement, dated as of January 17, 1997, among the Company, Sanwa Business Credit Corporation, as Initial Lender, Co-Agent and Administrative Agent, and BNP as Managing Agent and Documentation Agent (together with the BNP Credit Facility, the "Old Facilities"), have been paid by JFF, and the
                      --------------
stockholders of the Company have been released from their guarantees of the Company's obligations under the Old Facilities;

          WHEREAS, effective concurrently with the effectiveness of the Merger, the Subordinated Lenders who or which hold an interest in the Subordinated Indemnification Note, dated January 17, 1997 (the "Indemnification Note"), have
                                                   --------------------
amended the terms thereof such that the entire principal amount thereof, plus all accrued interest thereon, has been contributed to the capital of the Company, and the holders of the Subordinated Convertible Promissory Notes, dated September 10, 1997 (the "September 10th Subordinated Debt", and together with
                         --------------------------------
the Indemnification Note, the "Subordinated Debt") have also contributed to the
                               -----------------
capital of the Company the aggregate principal amount of indebtedness, plus accrued interest thereon, outstanding under the September 10th Subordinated Debt;

          WHEREAS, the Senior Lenders have agreed to the satisfaction and/or restructuring of the indebtedness under the Old Facilities in such manner as to facilitate the consummation of the Merger, including pursuant to the Debt Restructuring Agreement of even date among the Company, BNP, the other Senior Lenders and Sneaker Guarantee LLC (the "Debt Restructuring Agreement"), and the
                                        ----------------------------
Subordinated Lenders have agreed to contribute the Subordinated Debt to the capital of the Company in part on condition that JFF agree to make the contingent payments set forth in this Agreement;

          NOW, THEREFORE, in consideration of the foregoing, and the representations, warranties, covenants and agreements contained herein, JFF hereby agrees, for the benefit of the Contingent Payment Beneficiaries, as follows:

                                   ARTICLE I

                              CONTINGENT PAYMENTS

          1.1. Payment of Contingent Amount; Other Payments. (a) JFF shall pay
               ---------------------------------------------
the Contingent Amount to BNP (i) on April 30, 2002, to the extent the EBITDA Earn-Out Amount has been earned on or before January 31, 2002, (ii) as soon as
                                                                --
practicable after April 30, 2002, to the extent the EBITDA Earn-Out Amount is in respect of the quarterly period ending April 30, 2002 and to the extent of the amount described in Section 3.2(a), and (iii) on January 31, 2003, to the
                                             ---
extent of the Tax Sharing Amount, reduced by any previous payment of the amount described in Section 3.2(a). JFF shall make such payment by wire transfer in immediately available funds according to wire instructions provided to JFF by BNP no later than the date that is five days prior to the Payment Date. Notwithstanding the foregoing, in the event that, on or after April 30, 2002 or such later date described in clause (ii), there is a Dispute, a Tax Dispute, a Breach Dispute or a Net Inventory Dispute, the portion (or, if applicable, all) of the Contingent Amount subject to such Dispute, Tax Dispute, Breach Dispute or Net Inventory Dispute shall be paid within 5 days after the resolution of such Dispute, Tax Dispute, Breach Dispute or Inventory Dispute in accordance with Sections 2.2(b), 3.2(c), 2.4(b) or 4.3(b), as appropriate. For purposes of this Agreement, the term "Payment Date" shall mean April 30, 2002, or such later date
                     ------------
as payment is to be made in accordance herewith.

          (b) On the Payment Date, the Thomas H. Lee Company (the "Representative") shall pay to JFF an amount equal to the sum of (i) the Cash
---------------                                                   -
Indemnity Amount (if the Representative has elected to make any such payment pursuant to Section 2.4(e)) and (ii) the Accountants and Arbitration Fee
                                 --
Reimbursement Amount. Such payment shall be made by wire transfer in immediately available funds according to wire instructions provided to the Representative by JFF no later than the date that is five days prior to the Payment Date.

          (c) If, on any Payment Date (other than January 31, 2003), JFF determines in good faith (taking into account any income tax benefits expected to be actually realized by JFF, the Company and their subsidiaries as a result of any anticipated Contingent Amount payment) that there is a reasonable possibility that the Tax Sharing Amount will be negative, and if the third component of the EBITDA Earn-Out Amount under Section 2.1 has been earned, JFF and the Representative shall agree to place in escrow such portion of the Contingent Amount payable on any such Payment Date as is reasonably determined by JFF in good faith to be equal to the absolute value of the Tax Sharing Amount. On January 31, 2003, any such escrowed amount (including any interest earned thereon) will be released to JFF to the extent that the Tax Sharing Amount (as finally computed) is negative, and the remainder (including any interest earned thereon) shall be released to the Representative.


          1.2. Definition of Contingent Amount.  For purposes of this Agreement,
               --------------------------------
the "Contingent Amount" shall mean the Initial Contingent Amount as adjusted
     -----------------
pursuant to Article IV.  For purposes of this Agreement, the "Initial Contingent
                                                              ------------------
Amount" shall mean the sum of (a) the EBITDA Earn-Out Amount and (b) the amount
------
described in Section 3.2(a) and (c) the Tax Sharing Amount (reduced by any previous payments of the amount described in Section 3.2(a)), provided that if
                                                              --------
the EBITDA Earn-Out Amount is less than $25 million (i.e., the third component
                                                     - -
of the EBITDA Earn-Out Amount under Section 2.1(c) has not been earned), the
"Initial Contingent Amount" shall mean the EBITDA Earn-Out Amount.   For the
--------------------------
avoidance of doubt, in the event that the Tax Sharing Amount is a negative number, the Initial Contingent Amount shall be reduced by the absolute value of such negative Tax Sharing Amount, provided, that if the EBITDA Earn-Out Amount
                                  --------
is less than $25 million (i.e., the third component of the EBITDA Earn-Out
                          - -
Amount under Section 2.1(c) has not been earned), no such reduction shall be made.


                                  ARTICLE II

                                EBITDA EARN-OUT

          2.1. Definition of EBITDA Earn-Out Amount.  For purposes of this
               -------------------------------------
Agreement, the term "EBITDA Earn-Out Amount" shall mean the sum of the following
                     ----------------------
five components:

          (a) $5 million, if the sum of the quarterly EBITDA for any four consecutive quarters between the quarter commencing May 1, 1999 and the quarter ending April 30, 2002 (the "Measurement Period") equals or
                                                  ------------------
          exceeds $12.5 million;

          (b) an additional $10 million (so that after the achievement of this second component, the aggregate amount payable would be $15 million), if the sum of the quarterly EBITDA for any four consecutive quarters during the Measurement Period equals or exceeds $15 million;

          (c) an additional $10 million (so that after the achievement of the second component and this third component, the aggregate amount payable would be $25 million), if the sum of the quarterly EBITDA for any four consecutive quarters during the Measurement Period equals or exceeds $20 million;

          (d) an additional $6 million (so that after the achievement of the second and third components and this fourth component, the aggregate amount payable would be $31 million), if the sum of the quarterly EBITDA for any four consecutive quarters during the Measurement Period equals or exceeds $25 million; and

          (e) an additional $2 million (so that after the achievement of the second, third and fourth components and this fifth component, the aggregate amount payable would be $33 million), if the sum of the quarterly EBITDA for any consecutive quarters during the Measurement Period equals or exceeds $30 million.

The quarterly EBITDA for any quarter may be counted towards more than one of the components of the EBITDA Earn-Out Amount set forth in clauses (a)-(e). In no event may the aggregate EBITDA Earn-Out Amount exceed $33 million. The examples contained in Schedule II hereto shall be deemed part of this definition.

          2.2. Determination of Quarterly EBITDA.  (a) As promptly as
               ---------------------------------
practicable, but no later than the 45th day following the end of any quarterly period in the Measurement Period (or, in the event of a quarterly period ending at the end of any fiscal year of the Company, the 60th day), JFF will cause the Company to prepare and deliver to the Representative and BNP a certificate of the Company, signed by the Chief Financial Officers of JFF and the Company, setting forth EBITDA for such quarterly period, together with supporting calculations (including Store income statements) in reasonable detail (the "EBITDA Certificate"). The Representative (or its designated
 -------------------
agents), at reasonable times during business hours, upon advance notice to the Company, shall have the right to inspect and make extracts from all of the records, files and books of account of the Company relating to the EBITDA for such quarterly period for purposes of verifying the amount of EBITDA set forth in the EBITDA Certificate.

          (b) The Representative shall have thirty (30) days from the receipt of the EBITDA Certificate to notify JFF of any disagreements with respect to the amount of EBITDA set forth in the EBITDA Certificate (a "Dispute"). If JFF has
                                                         -------
not received notice of any such Dispute within such thirty (30) day period, the EBITDA reflected in the EBITDA Certificate will be subject only to adjustment pursuant to Section 2.4. If, however, the Representative has delivered a notice of such a Dispute to JFF within such period, then JFF and the Representative shall seek to resolve any such Dispute between themselves. If JFF and the Representative have not resolved such Dispute within forty-five (45) days of the receipt of the EBITDA Certificate, JFF and the Representative shall retain an independent accounting firm chosen according to the provisions of Section 6.8 (the "Accounting Firm"), and the Accounting Firm shall review the amount of the
      ---------------
EBITDA of the Company for such quarterly period, the books of the Company and the EBITDA Certificate (and related information) to determine the amount, if any, of the EBITDA of the Company for such quarterly period. The Accounting Firm shall make its determination of the EBITDA for such quarterly period within thirty (30) days of its retention. The determination of the Accounting Firm shall be final and binding on the parties hereto. Subject to Sections 4.4 and 6.5(b), the costs of the Accounting Firm shall be borne by JFF.

          (c) The EBITDA determined in accordance with the procedures set forth in Section 2.2(a) and (b) shall not be affected by any subsequent audits or financial statements prepared in connection with the quarterly and annual reports of JFF except as described in Section 2.4 and Section 6.9.

          2.3. Definition of EBITDA.  (a) For purposes of this Agreement, the
               ---------------------
term "EBITDA" with respect to any quarterly period shall mean (i) the aggregate
      ------
net income of the stores identified in Schedule III hereto (the "Stores") for
                                                                 ------
such period, plus (ii) the consolidated interest expense, federal and state income taxes, and depreciation and amortization of the Company and its subsidiaries for such period, minus (iii) $650,000 per quarterly period. EBITDA shall be adjusted for closed Stores as set forth in Section 2.3(b). EBITDA will be calculated applying generally accepted accounting principles on a consistent basis as previously applied by JFF.

          (b) (i) JFF and the Company may close any of the Stores at any time, including during the Measurement Period, and such closed Store will no longer be included in the definition of "Stores" for all purposes hereunder; provided,
                                                                   --------
that if any
closed Store is Profitable, EBITDA shall be adjusted as set forth in Section 2.3(b)(ii). For purposes of this Agreement, the term "Profitable" with respect
                                                      ----------
to any closed Store shall mean that the Store EBITDA of such closed Store is greater than zero. The term "Store EBITDA" with respect to any closed Store
                             ------------
shall mean the net income of such Store for the four-quarter period ending at the end of the last full quarter prior to the closing of such Store, plus the federal and state income taxes and depreciation and amortization attributable to such Store during such period, calculated applying generally accepted accounting principles on a consistent basis as previously applied by JFF.

          (ii) In the event that the provisions of clause (i) above become applicable with respect to a Store, the EBITDA of the Company for each quarterly period following the closing of such Store shall be increased by twenty-five percent (25%) of the Store EBITDA of such Store.

          (c) For the avoidance of doubt, (i) any Store that is converted to a store that utilizes any format of JFF, will, regardless of its trade name, continue to be deemed a "Store" for all purposes of this Agreement, and (ii) any charges taken by the Company that are related to store openings, whether during the Measurement Period or otherwise, or that relate to closings of Stores prior to the commencement of the Measurement Period and related reopening of any store that utilizes any format of JFF stores, shall be excluded from the calculation of any quarterly EBITDA. In addition, if at any time during the Measurement Period, a Store is closed and within a year of such closing (but prior to the end of the Measurement Period) a store that utilizes any format of JFF is opened within 200 yards of such closed Store, any charges taken by the Company that are related to such closing and any "going out of business" expenses and items of revenue and income that are related to such Store, shall not constitute reductions to any quarterly EBITDA. Charges and "going out of business" expenses and items of revenue and income associated with Store closings shall, except as otherwise set forth in this Section 2.3(c), be included in the calculation of EBITDA for the quarterly period in which such Store was closed.

          (d) EBITDA for any quarterly period within the Measurement Period shall be further adjusted as described in Section 2.4.

          2.4. Adjustment to EBITDA.  (a)  EBITDA for any quarterly period
               --------------------
within the Measurement Period shall be reduced dollar for dollar by the amount by which the aggregate amount of all Indemnifiable Losses discovered in such quarterly period exceeds the Quarterly Basket Amount, provided, that EBITDA for
                                                      --------
the quarterly period ending July 31, 1999 shall be reduced dollar for dollar by the amount by which the aggregate amount of all Indemnifiable Losses discovered in such quarterly period or any prior quarterly period commencing after the date hereof exceeds the Quarterly Basket

Amount. For the avoidance of doubt, if the amount of the excess of the applicable Indemnifiable Losses over the Quarterly Basket Amount exceeds the corresponding EBITDA in any quarterly period, the EBITDA for such quarterly period will be a negative number. The "Quarterly Basket Amount" shall mean
                                       -----------------------
$50,000.

          (b)  For purposes of this Agreement, "Indemnifiable Loss" shall mean
                                                ------------------
any and all liabilities, obligations, losses, costs, deficiencies or damages (whether absolute, accrued, conditional or otherwise and whether or not resulting from third-party claims), including any penalties, relating to, resulting from or arising out of any inaccuracy of the representations and warranties made by the Company in Section 5.7(c) of the Merger Agreement. JFF shall as promptly as practicable (but in any event within 30 days) notify the Representative and BNP upon the discovery by JFF or the Company of any such breach. The Representative (or its designated agents) shall have the right to inspect and make extracts from all of the records, files and books of account of the Company relating to the alleged breach for purposes of verifying whether there was such a breach, at reasonable times during business hours, upon advance notice to the Company. The Representative shall have thirty (30) days from the receipt of the notice described above to notify JFF of any disagreement with
respect to whether there was a breach (a "Breach Dispute").   If JFF has not
                                          --------------
received notice of any such Breach Dispute within such thirty (30) day period, it will be deemed final that such a breach did occur. If, however, the Representative has delivered a notice of such a Breach Dispute to JFF within such period, then JFF and the Representative shall seek to resolve any such Breach Dispute between themselves. If JFF and the Representative have not resolved such Breach Dispute within forty-five (45) days of the receipt of the notice described above, JFF and the Representative shall enter into arbitration pursuant to Section 6.7 solely with respect to whether there was a breach that would constitute an Indemnifiable Loss (and not with respect to the amount of such Indemnifiable Loss, which will be determined solely in accordance with
Section 2.4(c)).

          (c)  The "amount" of any such Indemnifiable Loss for purposes of
                    ------
Section 2.4(a) shall equal the amount of any reserve taken therefor in the consolidated financial statements of JFF (regardless of when such reserve is taken), or, if no reserve is taken, the aggregate amount of any charge against earnings taken by JFF in its consolidated financial statements (regardless of when such charge is taken), in each case as determined by JFF's regular accountants applying generally accepted accounting principles on a consistent basis as previously applied by JFF. Notwithstanding the foregoing, in the event that any such reserve or charge is adjusted by JFF's regular accountants at any time prior to the end of the Measurement Period, the "amount" of the corresponding Indemnifiable Loss shall be retroactively adjusted accordingly.

          (d) In the event that no reserve is taken against an Indemnifiable Loss, and such Indemnifiable Loss results or would result from a claim asserted by a third party for which the Company, JFF or its respective subsidiaries would be liable, promptly after the receipt by the Company, JFF or its respective subsidiaries of notice of any claim, action, suit or proceeding by any person who is not a party to this Agreement (collectively, an "Action") which
                                                        ------
constitutes or could constitute an Indemnifiable Loss, JFF shall give reasonable written notice to the Representative and BNP. JFF shall be entitled to exercise full control of the defense, compromise or settlement of any such Action, provided that neither the Company nor JFF shall settle or compromise any such Action without the prior written consent of the Representative, which consent shall not be unreasonably withheld.

          (e) Notwithstanding anything to the contrary in this Section 2.4, the Representative may notify JFF at least five days prior to the Payment Date of its intention to pay in cash all or any portion of the aggregate amount of Indemnifiable Losses determined pursuant to this Section 2.4 (such portion, the "Cash Indemnity Amount"). The Cash Indemnity Amount shall be paid in cash to JFF
 ---------------------
in accordance with Section 1.1(b), and no adjustments to EBITDA shall be made with respect to the portion of Indemnifiable Losses reflected in the Cash Indemnity Amount.

          2.5. JFF Covenant.  JFF covenants and agrees that it shall not, and
               -------------
it shall cause the Company not to, operate any of the Stores in a manner intended to reduce or eliminate the Contingent Amount.


                                  ARTICLE III

                                  TAX SHARING

          3.1. Definition of Tax Sharing Amount, etc.  (a)  For purposes of
               --------------------------------------
this Agreement, the term "Tax Sharing Amount" shall mean the product of (a) 80%
                          ------------------
and (b) the difference between (x) the difference between (i) the Notional Tax Amount and (ii) the Actual Tax Amount and (y) $5 million.

     (b)  For purposes of this Agreement, (i) the term "Notional Tax Amount"
                                                        -------------------
shall mean the aggregate amount (discounted at an annual rate of 7.5% to its present value as of the Closing Date (within the meaning of the Merger Agreement)) of U.S. federal, state and local income tax that would have been payable by JFF, the Company and their subsidiaries in respect of the Tax Measurement Period (A) if the Company did not have a net operating loss carryover generated in taxable periods (or portions thereof) ending on or prior to the Closing Date and (B) no payments are required to be made by JFF pursuant to this Agreement (based on the relevant tax returns as filed, giving effect to any amendments thereof, or if no tax returns were filed with respect to any tax items, based on JFF's or the Company's good faith estimate as to the amount, timing and other attributes of such tax items).

          (ii)  the term "Actual Tax Amount" shall mean the aggregate amount
                          -----------------
(discounted at an annual rate of 7.5% to its present value as of the Closing
Date) of U.S. federal, state and local income tax actually payable by JFF, the Company and their subsidiaries in respect of the Tax Measurement Period (based on the relevant tax returns as filed, giving effect to any amendments thereof, or if no tax returns were filed with respect to any tax items, based on JFF's or the Company's good faith estimate as to the amount, timing and other attributes of such tax items) provided, that in the event that accrual or payment of the
                   --------
Contingent Amount gives rise to a net operating loss, the Actual Tax Amount shall be computed as if such net operating loss had been carried back throughout the Tax Measurement Period; and

          (iii) the term "Tax Measurement Period" shall mean the period
                          ----------------------
beginning after the Closing Date and ending on January 31, 2003.

     (c) For purposes of this Agreement, any U.S. federal, state or local income taxes attributable to a taxable period that begins before and ends after the Closing Date shall be apportioned on the basis of the actual activities of JFF, the Company and their subsidiaries, as determined from the books and records of JFF, the Company and their subsidiaries for such partial period.

          (d) JFF will not, without the consent of the Representative (which consent may not be unreasonably withheld), make the election described in
Section 338(g) of the Code (or any comparable provision of state or local income tax law) with respect to the Company or its subsidiaries.

          3.2.  Determination of Tax Amounts.  (a) As soon as practicable after
                ----------------------------
April 30, 2002, provided that the third component of the EBITDA Earn-Out Amount under Section 2.1(c) has been earned, JFF shall pay pursuant to Section 1.1(a)(ii) an amount equal to the sum of (i) the amount that would equal the Tax Sharing Amount if the last day of the Tax Measurement Period were January 31, 2002 and (ii) to the extent not reflected in (i), 80% of the difference between
(A) the amount estimated by JFF to equal the aggregate U.S. federal, state and local income tax savings that, as of the date of payment of such portion of the Tax Sharing Amount, will have been actually realized by JFF, the Company and their subsidiaries as a result of paying or being required to pay the Contingent Amount pursuant to this Agreement and (B) $5 million. As soon as practicable after April 30, 2002, JFF will cause the Company to prepare and deliver to the Representative a certificate of the Company, signed by the Chief Financial Officers of JFF and the Company, setting forth estimates of such amounts described in (i) and (ii), above, together with supporting calculations in reasonable detail (the "Initial Tax Certificate").
                                                   -----------------------
The Representative (or its designated agents) shall have the right to inspect the records, files and books of account of the Company relating to taxes of the Company for purposes of verifying such estimates, at reasonable times during business hours, upon advance notice to the Company. Any dispute arising with respect to this Section 3.2(a) shall be governed by the Tax Dispute provisions of Section 3.2(c).

          (b) On or before the forty-fifth (45th) day prior to January 31, 2003, JFF shall cause the Company to prepare and deliver to the Representative a certificate of the Company, signed by the Chief Financial Officers of JFF and the Company, setting forth estimates of the Actual Tax Amount and the Notional Tax Amount, together with supporting calculations in reasonable detail (the "Estimated Tax Amount Certificate"). The Representative (or its designated
 --------------------------------
agents) shall have the right to inspect the records, files and books of account of the Company relating to taxes of the Company for purposes of verifying the estimates of the Actual Tax Amount and the Notional Tax Amount, at reasonable times during business hours, upon advance notice to the Company.

          (c) The Representative shall have fifteen (15) days from the receipt of the Estimated Tax Amount Certificate or the Initial Tax Certificate to notify the Company of any disagreements with respect to the estimates set forth in the Estimated Tax Amount Certificate or the Initial Tax Certificate (a "Tax
                                                                    ---
Dispute"). If JFF has not received notice of any such Tax Dispute within such
-------
fifteen (15) day period, the Tax Sharing Amount (or amount described in Section 3.2(a), as the case may be) shall be computed by utilizing the estimates set forth in the Estimated Tax Amount Certificate or the Initial Tax Certificate, as the case may be. If, however, the Representative has delivered a notice of such a Tax Dispute to JFF within such period, then JFF and the Representative shall seek to resolve any such Tax Dispute between themselves. If JFF and the Representative have not resolved such Tax Dispute within five (5) days of the receipt of the notice of such Tax Dispute, JFF and the Representative shall retain an independent accounting firm chosen according to the provisions of
Section 6.8 (the "Tax Accounting Firm"), and the Tax Accounting Firm shall
                  -------------------
review the books of the Company and other necessary and relevant information to determine the Tax Sharing Amount (or amount described in Section 3.2(a), as the case may be). The Tax Accounting Firm shall make such determination within twenty (20) days of its retention. The determination of the Tax

Accounting Firm shall be final and binding on the parties hereto. Subject to Sections 4.4 and 6.5(b), the costs of the Tax Accounting Firm shall be borne by JFF.



                                  ARTICLE IV

                    ADJUSTMENT TO INITIAL CONTINGENT AMOUNT

          4.1.  Net Inventory Adjustment.  In the event Net Inventory of the
                ------------------------
Company as of the opening of business in New York City on the date hereof exceeds an amount equal to $37,500,100, the Initial Contingent Amount shall be increased by such excess. In the event Net Inventory of the Company as of the opening of business in New York City on the date hereof is less than an amount equal to $36,500,100, the Initial Contingent Amount shall be decreased by such deficiency.

          4.2.  Definition of Net Inventory.  For purposes of this Agreement,
                ---------------------------
the term "Net Inventory" of the Company as of any date shall mean the sum of (a)
          -------------                                                       -
inventories, net of reserves relating to inventories of the Company as of such date and (b) cash (including cash equivalent and credit card receivables) of the
          -
Company as of such date, less trade accounts payable of the Company as of such date. Net Inventory shall be calculated using generally accepted accounting principles applied consistently with the application thereof in connection with the preparation of the Company's balance sheet as of April 30, 1998.

          4.3.  Determination of Net Inventory. (a) As promptly as practicable,
                ------------------------------
but no later than the 90th day following the date hereof, JFF shall cause the Company to prepare and deliver to the Representative and BNP a certificate of the Company, signed by the Chief Financial Officers of JFF and the Company, setting forth Net Inventory of the Company as of the opening of business in New York City on the date hereof, together with supporting calculations in reasonable detail (the "Net Inventory Certificate"). The Representative (or its
                        -------------------------
designated agents) shall have the right to inspect and make extracts from all of the records, files and books of account of the Company relating to the Net Inventory as of such date for purposes of verifying the amount of Net Inventory set forth in the Net Inventory Certificate, at reasonable times during business hours, upon advance notice to the Company.

          (b) The Representative shall have thirty (30) days from the receipt of the Net Inventory Certificate to notify JFF of any disagreements with respect to the amount of Net Inventory set forth in the Net Inventory Certificate (a "Net Inventory Dispute"). If JFF has not received notice of any such Net
 ----------------------
Inventory Dispute within such thirty (30) day period, the Net Inventory reflected in the Net Inventory Certificate will be final. If, however, the Representative has delivered a notice of such a Net Inventory Dispute to JFF within such period, then JFF and the Representative shall seek to resolve any such Net Inventory Dispute between themselves. If JFF and the Representative have not resolved such Net Inventory Dispute within forty-five (45) days of the receipt of the Net Inventory Certificate, JFF and the Representative shall retain the Accounting Firm, and the Accounting Firm shall review the amount of the Net Inventory of the Company as of such date, the books of the Company and the Net Inventory Certificate (and related information) to determine the amount of the Net Inventory of the Company as of such date. The Accounting Firm shall make its determination of the Net Inventory as of such date within thirty (30) days of its retention. The determination of the Accounting Firm shall be final and binding on the parties hereto. Subject to Sections 4.4 and 6.5(b), the costs of the Accounting Firm shall be borne by JFF.

          (c) The Net Inventory determined in accordance with the procedures set forth in Section 4.3(a) and (b) shall not be affected by any subsequent audits or financial statements prepared in connection with the quarterly and annual reports of JFF, provided that any physical inventory taken prior or subsequent to the date hereof by JFF in connection with the determination of Net Inventory may be used for purposes of such determination, and except as set forth in Section 6.9.

          4.4. Accountant's and Arbitration Fees Adjustments. The Initial
               ---------------------------------------------
Contingent Amount shall be reduced by an amount equal to the aggregate amount of costs paid by JFF or the Company to any Accounting Firm, Tax Accounting Firm or with respect to any arbitration called for under Section 2.4(b) or otherwise, in connection with the resolution of a Dispute, a Tax Dispute, a Net Inventory Dispute or a Breach Dispute or other dispute hereunder, respectively, if, with respect to any such Dispute, Tax Dispute, Net Inventory Dispute, or other dispute hereunder, (a) the Accounting Firm's determination of EBITDA under
Section 2.2(b) exceeded the EBITDA reflected in the EBITDA Certificate by less than $250,000 (or the EBITDA reflected in the EBITDA Certificate exceeded the Accounting Firm's determination thereof), (b) the Tax Accounting Firm's determination of the Tax Sharing Amount (or the amount described in Section 3.2(a)) under Section 3.2(c) exceeded the Tax Sharing Amount (or the amount described in Section 3.2(a)) reflected in the Estimated Tax Amount Certificate or the Initial Tax Certificate, as the case may be, by less than $250,000 (or the Tax Sharing Amount or the amount described in Section 3.2(a) reflected in the Estimated Tax Amount Certificate or the Initial Tax Certificate, as the case may be, exceeded the Tax Accounting Firm's determination thereof), (c) the Accounting Firm's determination of Net Inventory under Section 4.3(b) exceeded the Net Inventory reflected in the Net Inventory Certificate by less than $250,000 (or the Net Inventory reflected in the Net Inventory Certificate exceeded the Accounting Firm's determination thereof) or (d) the arbitrator decides in favor of JFF (or the Company) in connection with such Breach Dispute or other dispute hereunder.


                                   ARTICLE V

                        REPRESENTATIONS AND WARRANTIES

          JFF represents and warrants for the benefit of the Contingent Payment Beneficiaries as follows:

          5.1.  Existence; Good Standing; Corporate Authority.  It (a) is a
                ---------------------------------------------       -
corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation and (b) is duly licensed or qualified
                                               -
to do business as a foreign corporation and is in good standing under the laws of any other jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such licensure, qualification or good standing necessary, except where the failure to be so in good standing or to be so licensed or qualified, individually or in the aggregate, would not have a material adverse effect on the prospects, business, assets (including intangible assets), properties, liabilities, results of operations or condition (financial or otherwise) of JFF and its subsidiaries taken as a whole (a "Material Adverse Effect") and would not impair the ability
                     -----------------------
of JFF to perform its obligations hereunder. It has the requisite corporate power and authority to own, operate and lease its properties and carry on its business as now conducted.

          5.2.  Authorization, Validity and Effect of Agreement.  It has the
                -----------------------------------------------
requisite corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement by it and the performance by it of its obligations hereunder have been duly and validly authorized by all necessary corporate action, and no other corporate proceedings on its part are necessary for it to authorize this Agreement or to perform its obligations hereunder. This Agreement has been duly and validly executed and delivered by it, and constitutes its valid and binding obligation, enforceable against it in accordance with its terms.

          5.3.  No Violation.  Neither the execution and delivery by it of this
                ------------
Agreement nor the performance by it of its obligations hereunder will:  (a)
                                                                         -
violate, conflict with or result in a breach of any provisions of its Certificate of Incorporation or Bylaws (or comparable constituent documents);
(b) violate or conflict in any material respect with, result in a breach of any
 -
material provision of, constitute a
default (or an event which, with notice or lapse of time or both, would constitute a default) under, result in the termination or in a right of termination of, accelerate the performance required by or benefit obtainable under, result in the vesting, triggering or acceleration of any material payment or other material obligations pursuant to, result in the creation of any material encumbrance upon any of its properties under, or result in there being declared void, voidable, subject to withdrawal, or without further binding effect, any of the material terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust or any material license, franchise, permit, lease, contract, agreement or other material instrument, commitment or obligation to which it is a party, by which it or any of its properties is bound, or under which it or any of its properties is entitled to a benefit; (c)
                                                                             -
other than any filings under the Securities Exchange Act of 1934 or filings in connection with the maintenance of qualification to do business in other jurisdictions, require any consent, approval or authorization of, or declaration, filing or registration with, any federal, state, local or foreign judicial, legislative, executive, administrative or regulatory body or authority or any court, arbitration board or tribunal, except for those consents, approvals, authorizations, declarations, filings or registrations the failure of which to obtain or make individually or in the aggregate would not have a Material Adverse Effect or impair the ability of JFF to perform its obligations hereunder; or (d) violate in any material respect any laws applicable to it or
               -
any of its assets.


                                  ARTICLE VI

                                 MISCELLANEOUS

          6.1.  [RESERVED]

          6.2.  Notices.  Any notice required to be given hereunder shall be
                -------
sufficient if in writing, and sent by facsimile transmission (with a confirmatory copy sent by overnight courier), by courier service (with proof of service), hand delivery or certified or registered mail (return receipt requested and first-class postage prepaid), addressed to the addresses set forth in Schedule IV hereto or to such other address as any party shall specify by written notice so given, and such notice shall be deemed to have been delivered as of the date received.

          6.3.  Assignment; Binding Effect; Third Party Beneficiaries.  Neither
                -----------------------------------------------------
this Agreement nor any of the rights, interests or obligations hereunder shall be
assigned by JFF (except by operation of law). Subject to the preceding sentence, this Agreement shall be binding upon JFF and its successors and assigns, and shall inure to the benefit of the Contingent Payment Beneficiaries, the Representative and their respective successors and assigns who shall be entitled to enforce this Agreement against JFF. Notwithstanding anything contained in this Agreement to the contrary, (i) nothing in this Agreement, expressed or
                                 -
implied, is intended to confer on any person other than JFF, the Representative and the Contingent Payment Beneficiaries and their respective heirs, successors, executors, administrators and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, (ii) neither the
                                                   --
Representative nor any Contingent Payment Beneficiary other than BNP shall have any right hereunder to receive any amounts from JFF, (iii) without limitation of
                                                      ---
the rights of the Representative under this Agreement, the Subordinated Lenders under this Agreement shall have no right or claim whatsoever against BNP hereunder and (iv) the right of (A) the Representative to receive any portion of
               --                -
the Contingent Amount which is paid to BNP hereunder shall be solely as and to the extent provided in the Debt Restructuring Agreement and (B) the Subordinated
                                                             -
Lenders to receive any portion of the Contingent Amount which is paid to the Representative pursuant to the Debt Restructuring Agreement shall be solely as and to the extent provided in the Amendment, Waiver and Consent Agreement dated as of June 29, 1998 by and among the Company, certain Subordinated Lenders, BNP and Sanwa Business Credit Corporation ("Sanwa"), as agent as described therein,
                                        -----
and in the Amendment and Termination Agreement dated as of June 29, 1998 by and among the Company, the persons listed on Exhibit A thereto and Sanwa, for its own benefit and the benefit of certain lenders for which it serves as Administrative Agent as described therein.


          6.4.   Entire Agreement.  This Agreement, as accepted and acknowledged
                 ----------------
by the Representative, and the Merger Agreement constitute the entire agreement of JFF with respect to the subject matter hereof and supersede all prior agreements and understandings of JFF with respect to such subject matter.

          6.5.   Fees and Expenses.  (a) Except as set forth in Sections 2.2,
                 -----------------
3.2, 4.3 and 4.4, and as contemplated by Section 5.13 of the Merger Agreement, all costs and expenses incurred in connection with the transactions contemplated by this Agreement shall be paid by the party incurring such expenses.

          (b) In the event that the costs described in Section 4.4 and paid by JFF or the Company exceed the Initial Contingent Amount (such excess, the "Accountants and Arbitration Fee Reimbursement Amount"), the Representative
 -----------------------------------------------------
shall pay to JFF an amount equal to the Accountants and Arbitration Fee Reimbursement Amount on the Payment Date in accordance with the terms of Section 1.1(b).

          6.6.   Governing Law.  THIS AGREEMENT SHALL BE GOVERNED IN ALL
                 -------------
RESPECTS, INCLUDING AS TO VALIDITY, INTER PRETATION AND EFFECT, BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICT OF LAW RULES OF SUCH STATE. For purposes of Section 6.7(e), the parties hereto hereby irrevocably submit to the jurisdiction of the courts of the State of New York and the Federal courts of the United States of America located in the State of New York solely in respect of the interpretation and enforcement of the provisions of Section 6.7, and hereby waive and agree not to assert as a defense in any action, suit or proceeding for the interpretation or enforcement of the provisions of Section 6.7, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that the provisions of Section 6.7 may not be enforced in or by said courts.

          6.7.   Dispute Resolution.  (a)  Any controversy or claim arising out
                 ------------------
of or relating to this Agreement, or the breach, termination, validity or enforceability hereof, or the transactions contemplated by this Agreement, shall be finally and exclusively settled by arbitration in accordance with this
Section 6.7, provided that the provisions of this Section 6.7 shall not apply
             --------
with respect to any Dispute, Tax Dispute or Net Inventory Dispute, which shall be governed by Sections 2.2(b), 3.2(c) and 4.3(b), respectively.

          (b) Notwithstanding Section 6.7(a), any party may seek injunctive or similar extraordinary judicial relief if in its judgment such action is necessary to avoid irreparable damage.

          (c) The arbitration shall be conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association (the "AAA")
                                                                           ---
in effect as at the time of the arbitration, except as they may be modified in this Agreement or by mutual agreement of the parties. The arbitration shall be held in New York City. The arbitration proceedings, all documents and all testimony, written or oral, produced in connection therewith shall be confidential except as required by law. The arbitrators shall have no power to act as amiable compositors. The arbitrators shall have authority to award relief under legal or equitable principles, including interim and preliminary relief. This Section 6.7 sets forth the exclusive remedy between the parties with respect to any breach hereof or dispute hereunder (except with respect to a Dispute, a Tax Dispute or a Net Inventory Dispute). The arbitral award shall be final and binding on the parties to the arbitration, except as otherwise provided by applicable law.

          (d)    The party or parties seeking arbitration (the "Claimant") shall
                                                                --------
appoint its or their arbitrator in a demand for arbitration. Within 30 days of receipt of such demand, the other party or parties to the arbitration named in such demand (the

"Respondent") shall appoint its or their arbitrator and shall notify the
 ----------
Claimant of such appointment in writing. If the Respondent fails to appoint an arbitrator within such 30-day period, the arbitrator named in the demand shall decide the controversy or claim as a sole arbitrator. Otherwise, the two arbitrators appointed by the parties shall appoint a third arbitrator within 30 days after the Claimant has received notice from the Respondent. When the arbitrators appointed by the Claimant and Respondent have appointed a third arbitrator and the third arbitrator has accepted the appointment, the two arbitrators shall promptly notify the parties of the appointment of the third arbitrator. If any party fails to timely appoint an arbitrator or if the two arbitrators appointed by the parties fail or are unable to appoint a third arbitrator within such 30-day period, either the Claimant or the Respondent may request the AAA to appoint such arbitrator, which shall promptly notify the parties of the appointment. The third arbitrator shall act as chairman of the arbitration panel.

          (e) Any action to enforce this Section 6.7, prior to the selection of the arbitration panel, or to enforce an award or determination made by the arbitrator, shall be brought in the federal or state courts located in the State of New York as contemplated by Section 6.6. Notwithstanding the foregoing and
Section 6.6, judgment upon any award rendered by the arbitration panel may be entered, and such award or the judgment on such award may be enforced, in any court having jurisdiction over the parties or their assets.

          (f) Subject to Sections 4.4 and 6.5(b), all costs of the arbitration (including the arbitrator's and attorneys' fees and costs) relating to an arbitration called for under Section 2.4(b) or otherwise shall be borne by JFF.

          (g) The arbitration process set forth herein is a compromise negotiation and dispute resolution process. The parties will maintain in confidence all offers, promises, conduct and statements, whether oral or written, made in the course of the process by any of the parties, their agents, employees, experts and attorneys. Such offers, promises, conduct and statements shall be treated as if subject to Rule 408 of the Federal Rules of Evidence and the corresponding state evidentiary rules, and therefore, are inadmissable and not discoverable for any purpose, including impeachment, in litigation among the parties. However, evidence which is otherwise admissible or discoverable shall not be rendered inadmissible as a result of its use or presentation in this process.

          (h) All statutes of limitations applicable to claims subject to an arbitration shall be tolled during the pendency of the arbitration, and the parties agree to execute and deliver such documents as may be necessary to effectuate the tolling.

          (i) The parties shall make available to the arbitration panel all information requested by the arbitration panel in accordance with the Commercial Arbitration Rules of the AAA, including, but not limited to, production of all relevant records and documents. All notices and other communications required to be delivered pursuant to the Commercial Arbitration Rules of the AAA shall be delivered to the addresses specified in Section 6.2.

          6.8.    Selection of Accounting Firm and Tax Accounting Firm.  At any
                  -----------------------------------------------------
time that it becomes necessary to select an independent accounting firm pursuant to Section 2.2(b), 3.2(c) or 4.3(b), the Representative shall promptly submit to JFF the names of two nationally recognized independent public accounting firms, and within 5 days of such submission, JFF will select one of the two firms, and such firm shall become the Accounting Firm or the Tax Accounting Firm, as the case may be. The two firms to be submitted by the Representative shall not have performed any material accounting services directly for the Representative or for BNP for the three fiscal years preceding the date of such selection. For the avoidance of doubt, the procedure described in this Section 6.8 shall be followed each time that a Dispute, a Tax Dispute or a Net Inventory Dispute arises requiring the use of an Accounting Firm or a Tax Accounting Firm.

          6.9.    Certain Retroactive Adjustments.  In the event that prior to
                  -------------------------------
the end of the Measurement Period, JFF determines that an error was made in the calculation of EBITDA for any quarterly period or in the calculation of Net Inventory, such EBITDA or Net Inventory shall be adjusted retroactively, and such adjustment shall be subject to the applicable dispute resolution mechanisms and provisions regarding accountant's fees as the original determinations of EBITDA and Net Inventory. The Representative may notify JFF that an error has been made in such calculation, and JFF shall consider in good faith whether to make a retroactive adjustment, provided that if JFF does not make such
                               --------
adjustment within thirty (30) days of such notice, the Representative may invoke the dispute resolution mechanics of Sections 2.2(b) or 4.3(b), as applicable, and the Accounting Firm's fees shall be treated in the same way they are treated in the original determination of EBITDA and Net Inventory.

          6.10.   Severability.  Any term or provision of this Agreement which
                  ------------
is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

          6.11.  Counterparts.  This Agreement may be executed in separate
                 ------------
counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.

                                  DEFINITIONS

     Defined Term                                                Section Reference
     ------------                                                -----------------
     "AAA"                                                       Section 6.7(c)
      ---
     "Accountants and Arbitration Fee Reimbursement Amount"      Section 6.5(b)
      ----------------------------------------------------
     "Accounting Firm"                                           Section 2.2(b)
      ---------------
     "Action"                                                    Section 2.4(d)
      ------
     "Actual Tax Amount"                                         Section 3.1(a)
      -----------------
     "Agreement"                                                 First Paragraph
      ---------
     "BNP"                                                       First Paragraph
      ---
     "Breach Dispute"                                            Section 2.4(b)
      --------------
     "Cash Indemnity Amount"                                     Section 2.4(e)
      ---------------------
     "Claimant"                                                  Section 6.7(d)
      --------
     "Company"                                                   Recitals
      -------
     "Contingent Amount"                                         Section 1.2
      -----------------
     "Contingent Payment Beneficiaries"                          First Paragraph
      --------------------------------
     "Debt Restructuring Agreement"                              Recitals
      ----------------------------
     "Dispute"                                                   Section 2.2(b)
      -------
     "EBITDA"                                                    Section 2.3
      ------
     "EBITDA Certificate"                                        Section 2.2(a)
      ------------------
     "EBITDA Earn-Out Amount"                                    Section 2.1
      ----------------------
     "Estimated Tax Amount Certificate"                          Section 3.2(a)
      --------------------------------
     "Indemnifiable Loss"                                        Section 2.4(b)
      ------------------
     "Initial Contingent Amount"                                 Section 1.2
      -------------------------
     "JFF"                                                       First Paragraph
      ---
     "Material Adverse Effect"                                   Section 5.1
      -----------------------
     "Measurement Period"                                        Section 2.1(a)
      ------------------
     "Initial Tax Certificate"                                   Section 3.2(a)
      -----------------------
     "Merger"                                                    Recitals
      ------
     "Merger Agreement"                                          Recitals
      ----------------
     "Net Inventory"                                             Section 4.2
      -------------
     "Net Inventory Certificate"                                 Section 4.3(a)
      -------------------------
     "Net Inventory Dispute"                                     Section 4.3(b)
      ---------------------
     "Notional Tax Amount"                                       Section 3.1(b)
      -------------------
     "Old Facilities"                                            Recitals
      --------------

     "Payment Date"                                              Section 1.1(a)
      ------------
     "Profitable"                                                Section 2.3(b)
      ----------
     "Quarterly Basket Amount"                                   Section 2.4(a)
      -----------------------
     "Representative"                                            Section 1.1(a)
      --------------
     "Respondent"                                                Section 6.7(d)
      ----------
     "Senior Leaders"                                            First Paragraph
      --------------
     "Stores"                                                    Section 2.3(a)
      ------
     "Store EBITDA"                                              Section 2.3(b)
      ------------
     "Subordinated Debt"                                         Recitals
      -----------------
     "Subordinated Lenders"                                      First Paragraph
      --------------------
     "Tax Accounting Firm"                                       Section 3.2(c)
      -------------------
     "Tax Dispute"                                               Section 3.2(c)
      -----------
     "Tax Measurement Period"                                    Section 3.1(b)
      ----------------------
     "Tax Sharing Amount"                                        Section 3.1(a)
      ------------------

        IN WITNESS WHEREOF, the parties have executed this Agreement and caused the same to be duly delivered on their behalf on the day and year first written above.

                                            JUST FOR FEET, INC.

                                   By:  /s/ Eric L. Tyra
                                        ---------------------------------------
                                        Name:  Eric L. Tyra
                                        Title: Executive Vice President

Accepted and Acknowledged


BANQUE NATIONALE DE PARIS



By:  /s/ Richard Cushing
     -----------------------------------------
     Name:  Richard Cushing
     Title: Vice President

By:  /s/ Paul Barnes
     -----------------------------------------
     Name:  Paul Barnes
     Title: AVP



THOMAS H. LEE COMPANY,
solely in its capacity as Representative



By:  /s/ Warren C. Smith, Jr.
     -----------------------------------------
     Name:  Warren C. Smith, Jr.
     Title: Managing Director